NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Third Quarter 2015 Results
Third quarter highlights:
•Consolidated sales of $1.9 billion
•Operating profit of $106.3 million
•Earnings per diluted share of $1.28

•	Repurchased 1.4 million shares for a total buyback of 2.5 million shares in 2015

PITTSBURGH, October 22, 2015/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its 2015 third quarter results.

The following are results for the three months ended September 30, 2015 compared to the three months ended September 30, 2014:

•
Net sales were $1,923.9 million for the third quarter of 2015, compared to $2,078.2 million for the third quarter of 2014, a decrease of 7.4%. Normalized organic sales decreased 5.3%; foreign exchange rates negatively impacted sales by 4.1% and were partially offset by a 2.0% positive impact from acquisitions. Sequentially, net sales and normalized organic sales increased 0.4%.

•	Gross profit was $380.8 million, or 19.8% of sales, for the third quarter of 2015, compared to $422.4 million, or 20.3% of sales, for the third quarter of 2014.

•
Selling, general and administrative ("SG&A") expenses were $258.2 million, or 13.4% of sales, for the third quarter of 2015, compared to $271.8 million, or 13.1% of sales, for the third quarter of 2014.

•
Operating profit was $106.3 million for the current quarter, compared to $133.2 million for the third quarter of 2014. Operating profit as a percentage of sales was 5.5% in 2015, compared to 6.4% in 2014.

•
Interest expense for the third quarter of 2015 was $20.4 million, compared to $20.8 million for the third quarter of 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, amortization of deferred financing fees and accrued interest, for the third quarter of 2015 and 2014 was $4.6 million and $4.1 million, respectively.

•	The effective tax rate for the current quarter was 27.4%, compared to 28.1% for the prior year third quarter.

•	Net income attributable to WESCO International, Inc. of $63.5 million for the current quarter was down 21.4% from $80.8 million for the prior year quarter.

•
Earnings per diluted share for the third quarter of 2015 was $1.28 per share, based on 49.7 million diluted shares, compared to $1.52 per share in the third quarter of 2014, based on 53.2 million diluted shares.

•	Free cash flow for the third quarter of 2015 was $39.7 million compared to $84.7 million for the third quarter of 2014.

Mr. John J. Engel, WESCO’s Chairman and Chief Executive Officer, stated, “Our third quarter sales declined 7% reflecting continued foreign exchange headwinds and weakness in the industrial market and certain non-residential construction sectors. Organic sales momentum decelerated during the quarter in the U.S. and in Canada, down 4% and 10% year over year, respectively. While the top line remains pressured overall, our data communications and utility sales continued to grow. The benefits of ongoing cost reduction actions partially mitigated the impact of business mix and lower sales on earnings per share, which were lower than prior year. Free cash flow remains solid at 100% of net income on a year-to-date basis. We repurchased approximately 1.4 million shares in the third quarter bringing year-to-date repurchases to approximately 2.5 million shares, utilizing half of the $300 million share repurchase authorization, while maintaining our leverage ratio within our target range of 2.0 to 3.5 times EBITDA. Based on our third quarter results and a challenging market outlook, we now estimate full year earnings per diluted share of $4.15 to $4.30 on sales down 4% to 5% from the prior year, compared to our previous estimate of earnings per diluted share of $4.50 to $4.90 on sales flat to down 3%. In addition, based upon the strength of our year-to-date free cash flow, we are increasing our estimate of full year free cash flow to approximately equal to net income, above our previous estimate of greater than 80% of net income.”
The following results are for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014:

•
Net sales were $5,656.9 million for the first nine months of 2015, compared to $5,894.1 million for the first nine months of 2014, a decrease of 4.0%. Normalized organic sales decreased 1.9%; foreign exchange rates and number of workdays negatively impacted sales by 3.2% and 0.5%, respectively, and were partially offset by a 1.6% positive impact from acquisitions.

•	Gross profit of $1,130.1 million, or 20.0% of sales, for the first nine months of 2015 compared to $1,208.8 million, or 20.5% of sales, for the first nine months of 2014.

•
Selling, general and administrative ("SG&A") expenses were $798.0 million, or 14.1% of sales, for the first nine months of 2015, compared to $815.8 million, or 13.8% of sales, for the first nine months of 2014.

•
Operating profit was $283.8 million for the first nine months of 2015 compared to $342.0 million for the first nine months of 2014. Operating profit as a percentage of sales was 5.0% in 2015 compared to 5.8% in 2014.

•
Interest expense for the first nine months of 2015 was $59.9 million, compared to $61.8 million for the first nine months of 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, amortization of deferred financing fees and accrued interest, for the first nine months of 2015 and 2014 was $11.6 million and $7.4 million, respectively.

•	The effective tax rate was 28.6% for the nine months ended September 30, 2015, compared to 28.1% for the nine months ended September 30, 2014.

•	Net income attributable to WESCO International, Inc. of $162.3 million for the nine months ended September 30, 2015 was down 19.5% from $201.5 million for the nine months ended September 30, 2014.

•
Earnings per diluted share for the first nine months of 2015 was $3.16 per share, based on 51.3 million diluted shares, versus $3.78 per share for the first nine months of 2014, based on 53.4 million diluted shares.

•
Free cash flow for the nine months ended September 30, 2015 was $159.8 million, or 100% of net income, compared to free cash flow of $123.8 million, or 61% of net income for the nine months ended September 30, 2014.

Mr. Engel continued, “We expect reduced demand in commodity-driven end markets and foreign exchange headwinds to continue into 2016. The completion of cost reduction actions initiated in the second quarter are improving our second half profitability. We are continuing to simplify and streamline the business in the fourth quarter by reducing management structure and expect these changes to further improve our operational effectiveness while reducing costs in 2016. Our capital structure remains in good shape, and we will continue to take a disciplined approach to strengthening our electrical core and expanding our portfolio of products and services through acquisitions. As consolidation and outsourcing accelerate in our industry, customers are looking for a one-stop-shop to manage their global supply chain needs, and WESCO is well positioned to deliver on these expectations.”

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 22, 2015, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's Website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2014 annual sales were approximately $7.9 billion. The Company employs approximately 9,200 people, maintains relationships with over 25,000 suppliers, and serves over 75,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 485 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Mary Ann Bell, Vice President, Investor Relations
WESCO International, Inc. (412) 454-4220, Fax: (412) 222-7409
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2015		September 30, 2014
Net sales	$1,923.9		$2,078.2
Cost of goods sold (excluding	1,543.1	80.2%	1,655.8	79.7%
depreciation and amortization below)
Selling, general and administrative expenses	258.2	13.4%	271.8	13.1%
Depreciation and amortization	16.3		17.4
Income from operations	106.3	5.5%	133.2	6.4%
Interest expense, net	20.4		20.8
Income before income taxes	85.9	4.5%	112.4	5.4%
Provision for income taxes	23.5		31.6
Net income	62.4	3.2%	80.8	3.9%
Net loss attributable to noncontrolling interests	(1.1)		—
Net income attributable to WESCO International, Inc.	$63.5	3.3%	$80.8	3.9%

Earnings per diluted common share	$1.28		$1.52
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	49.7		53.2

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2015		September 30, 2014
Net sales	$5,656.9		$5,894.1
Cost of goods sold (excluding	4,526.8	80.0%	4,685.3	79.5%
depreciation and amortization below)
Selling, general and administrative expenses	798.0	14.1%	815.8	13.8%
Depreciation and amortization	48.3		51.0
Income from operations	283.8	5.0%	342.0	5.8%
Interest expense, net	59.9		61.8
Income before income taxes	223.9	4.0%	280.2	4.8%
Provision for income taxes	64.1		78.8
Net income	159.8	2.8%	201.4	3.4%
Net loss attributable to noncontrolling interests	(2.5)		(0.1)
Net income attributable to WESCO International, Inc.	$162.3	2.9%	$201.5	3.4%

Earnings per diluted common share	$3.16		$3.78
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	51.3		53.4

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$132.9	$128.3
Trade accounts receivable, net	1,149.7	1,117.4
Inventories, net	845.0	819.5
Current deferred income taxes	33.1	35.9
Other current assets	205.4	249.2
Total current assets	2,366.1	2,350.3
Other assets	2,276.4	2,404.0
Total assets	$4,642.5	$4,754.3

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$787.6	$765.1
Current debt and short-term borrowings	46.6	49.1
Other current liabilities	182.6	249.6
Total current liabilities	1,016.8	1,063.8

Long-term debt	1,454.7	1,366.4
Other noncurrent liabilities	411.2	396.0
Total liabilities	2,882.7	2,826.2

Stockholders' Equity
Total stockholders' equity	1,759.8	1,928.1
Total liabilities and stockholders' equity	$4,642.5	$4,754.3

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Operating Activities:
Net income	$159.8	$201.5
Add back (deduct):
Depreciation and amortization	48.3	51.0
Deferred income taxes	26.3	17.8
Change in trade receivables, net	(49.8)	(175.0)
Change in inventories, net	(38.9)	(54.1)
Change in accounts payable	30.4	106.9
Other	(0.1)	(8.3)
Net cash provided by operating activities	176.0	139.8

Investing Activities:
Capital expenditures	(16.2)	(16.0)
Acquisition payments	(68.5)	(138.8)
Other	1.8	5.4
Net cash used in investing activities	(82.9)	(149.4)

Financing Activities:
Debt borrowings, net of repayments	92.5	33.3
Equity activity, net	(154.1)	(0.6)
Other	(11.7)	(37.0)
Net cash used in financing activities	(73.3)	(4.3)

Effect of exchange rate changes on cash and cash equivalents	(15.2)	0.6

Net change in cash and cash equivalents	4.6	(13.3)
Cash and cash equivalents at the beginning of the period	128.3	123.7
Cash and cash equivalents at the end of the period	$132.9	$110.4

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include normalized organic sales growth, gross profit, financial leverage and free cash flow. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's organic growth trends, capital structure position and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except sales growth data)
(Unaudited)

	Three Months Ended	Nine Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	September 30, 2015	September 30, 2015

Change in net sales	(7.4)%	(4.0)%
Impact from acquisitions	2.0%	1.6%
Impact from foreign exchange rates	(4.1)%	(3.2)%
Impact from number of workdays	—%	(0.5)%
Normalized organic sales growth	(5.3)%	(1.9)%

Three Months Ended
Normalized Organic Sales Growth - Sequential:	September 30, 2015

Change in net sales	0.4%
Impact from acquisitions	0.7%
Impact from foreign exchange rates	(0.7)%
Impact from number of workdays	—%
Normalized organic sales growth	0.4%
Note: Normalized organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Normalized organic sales growth is calculated by deducting the percentage impact from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Nine Months Ended
Gross Profit:	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net Sales	$1,923.9	$2,078.2	$5,656.9	$5,894.1
Cost of goods sold (excluding depreciation and amortization)	1,543.1	1,655.8	4,526.8	4,685.3
Gross profit	$380.8	$422.4	$1,130.1	$1,208.8
Gross margin	19.8%	20.3%	20.0%	20.5%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	September 30, 2015	December 31, 2014

Income from operations	$408.0	$466.2
Depreciation and amortization	65.4	68.0
EBITDA	$473.4	$534.2

	September 30, 2015	December 31, 2014
Current debt and short-term borrowings	$46.6	$49.1
Long-term debt	1,454.7	1,366.4
Debt discount related to convertible debentures and term loan(1)	165.7	170.4
Total debt including debt discount	1,667.0	1,585.9

Financial leverage ratio	3.5	3.0

(1)	The convertible debentures and term loan are presented in the condensed consolidated balance sheets in long-term debt, net of the unamortized discount.
Note: Financial leverage is a non-GAAP financial measure provided by the Company to illustrate its capital structure position. Financial leverage ratio is calculated by dividing total debt, including debt discount, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Nine Months Ended
Free Cash Flow:	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Cash flow provided by operations	$43.3	$89.0	$176.0	$139.8
Less: Capital expenditures	(3.6)	(4.3)	(16.2)	(16.0)
Free cash flow	$39.7	$84.7	$159.8	$123.8
Percent of net income	64%	105%	100%	61%
Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund the Company's financing needs.